NUMBER

SHARES

Diapulse®

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

SEE REVERSE FOR CERTAIN DEFINITIONS

OTC: DIAC

COMMON STOCK

CUSIP 252831 10 2

SPECIMEN

This Certifies That:

is owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF .025 PAR VALUE EACH OF

DIAPULSE CORPORATION OF AMERICA

transferable on the books of the Corporation in person or by attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the State of Delaware, and to the Certificate of Incorporation and Bylaws of the Corporation, as now or hereafter amended. This certificate is not valid until countersigned by the Transfer Agent.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DATED:

COUNTERSIGNED:

ASSOCIATED STOCK TRANSFER COMPANY
[illegible]
TRANSFER AGENT

BY

AUTHORIZED SIGNATURE

DIAPULSE CORPORATION OF AMERICA
CORPORATE
SEAL
1957
DELAWARE

SECRETARY

PRESIDENT